Exhibit 10.1

FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this ____ day of September, 2017, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AIRGAIN, INC., a California corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 12, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 16, 2015, and that certain Consent and Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 15, 2016, collectively, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) modify the financial covenants, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.7 (Financial Covenants).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7	Financial Covenants. Effective until all Obligations

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owing under the Growth Capital Advances and the Term Loan are repaid in full in cash and Bank no longer has any obligation to make Growth Capital Advances under the Loan Agreement, maintain at all times, measured as of the last day of each month (unless otherwise specified) at least one of the following:

(a)	Minimum Cash. A balance of unrestricted cash at Bank and Bank’s Affiliates (subject to a Control Agreement in favor of Bank) of not less than Twenty-Five Million Dollars ($25,000,000); or
(b)	Liquidity Ratio/EBITDA.

(i)Liquidity Ratio.  A Liquidity Ratio, of not less than 1.25 to 1.00; and

(ii)EBITDA.  EBITDA, measured as of the last day of each fiscal quarter of Borrower, on a trailing six (6) month basis, of not less than Seven Hundred Fifty Thousand Dollars ($750,000).”

2.7Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By:/s/ Kadie Sobel Name:Kadie Sobel Title:Director	BORROWER AIRGAIN, INC. By:/s/ Leo Johnson Name:Leo Johnson Title:CFO

[Signature Page to Fourth Amendment to Amended and Restated

Loan and Security Agreement]

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EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of AIRGAIN, INC. (“Borrower”) certify under the Amended and Restated Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in this Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

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Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the Financial Covenant(s) set forth in Section 6.7 of this Agreement.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

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Streamline Availability
	Required	Actual	Compliance
Liquidity Ratio	1.50 :1.00	___ : 1.00	Yes No

Financial Covenant*
	Required	Actual	Compliance
Minimum Cash at Bank	$25,000,000	$___________	Yes No
Liquidity Ratio and EBITDA Liquidity Ratio EBITDA	1.25 to 1.00 $750,000	_________ $_______	Yes No Yes No

* Effective until all Obligations owing under the Growth Capital Advances and the Term Loan are repaid in full in cash and Bank no longer has any obligation to make Growth Capital Advances under the Loan Agreement

** measured as of the end of each fiscal quarter, on a trailing 6-month basis:

All other representations and warranties in this Agreement are true and correct in all material respects on this date, provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.

Sincerely,

AIRGAIN, INC.

____________________________________

Signature

____________________________________

Title

____________________________________

Date

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